As filed with the Securities and Exchange Commission on December 6, 2012
Registration No:__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________

DARKSTAR VENTURES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	5990	26-0299456
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

410 Park Avenue
15th Floor
New York, New York 10022
Telephone:(866)-360-7565
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_________________________

Corporate Creations Network Inc.
8275 South Easter Avenue, Suite #200
Las Vegas, Nevada 89123
Telephone :(702)-951-9324
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

David Lubin, Esq.
David Lubin & Associates, PLLC
10 Union Avenue
Suite 5
Lynbrook, NY 11563
Telephone: (516) 887-8200
Facsimile:  (516) 887-8250
david@dlubinassociates.com

Approximate date of commencement of proposed sale to the public: From time to time after  this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐      Accelerated filer ☐       Non-accelerated filer     ☐       Smaller reporting company    ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	2,000,000	$1.70	$3,400,000	$463.76

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUBJECT TO COMPLETION, DATED ______, 2012

PROSPECTUS
DARKSTAR VENTURES, INC.

Minimum of 14,700 shares
Maximum of 2,000,000 shares
Shares of Common Stock at $1.70 per share

This is a direct public offering by Darkstar Ventures, Inc. on a self-underwritten basis without any involvement of underwriters or broker-dealers, with a minimum of 14,700 shares (“Minimum Amount”) and a maximum of 2,000,000 shares (“Maximum Amount”) of its common stock, at a fixed price of $1.70 per share. The shares are intended to be sold on our behalf by our executive officers and directors with no commission or other remuneration payable to them for any shares they may sell. Should we be successful in selling all of the shares offered, we will receive $3,400,000 in proceeds before expenses. The proceeds of all shares sold will be deposited in an escrow account with VStock Transfer, LLC, who will act as our escrow agent. We will not receive any proceeds from the sale of shares unless we sell 14,700 shares, or $24,990 in gross proceeds. The minimum purchase is $170, or 100 shares.

The offering period will commence upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of (i) the date on which all 2,000,000 shares are sold, (ii) 180 days after the effective date of this prospectus; or (iii) prior to 180 days at the sole determination of our board of directors. If the Minimum Amount is not sold within 180 days of the date of this prospectus, all subscription funds will be returned to subscribers promptly without interest or deduction of fees. Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected or if the Minimum Amount is not sold prior to the termination of this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Investing in our securities involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 7 .

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            The date of this prospectus is ____, 2012

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS	18
DETERMINATION OF OFFERING PRICE	19
DILUTION	19
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	20
DESCRIPTION OF BUSINESS	25
LEGAL PROCEEDINGS	29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	30
EXECUTIVE COMPENSATION	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
PLAN OF DISTRIBUTION	32
DESCRIPTION OF SECURITIES	34
D SCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	35
LEGAL MATTERS	35
INTERESTS OF NAMED EXPERTS AND COUNSEL	36
EXPERTS	36
AVAILABLE INFORMATION	37

INDEX TO THE FINANCIAL STATEMENTS	F-1

Dealer Prospectus Delivery Obligation

Until ________________2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “company,” “we”, “our” or “us” refer to Darkstar Ventures, Inc., unless the context otherwise indicates.

You should read the following summary together with the entire prospectus, including the more detailed information regarding us and the common stock being sold in this offering and our financial statements and the related notes appearing elsewhere in this prospectus. You should consider carefully, among other things, the matters discussed in the section entitled “Risk Factors” beginning on page __.

Corporate Background

We were incorporated on May 8, 2007 under the laws of the State of Nevada. From the date of our formation until  our website became operational, we did not have any business activity except for the development of our website and locating companies through which we can offer products. We are a development stage company and since our proprietary website was launched in July 2011 we have been offering eco-friendly health and wellness products to the general public via the internet. Current products being offered include air and water filtration systems, organic baby products and eco-friendly beds and linens. We currently have no employees other than our officers, both of whom are also directors.  We do not have revenues, have minimal assets and have incurred losses since inception.

On November 20, 2012, we entered into a letter of intent (“LOI”) with Real Aesthetic, Inc. (“Real Aesthetic”), a Nevada company, to acquire all of the issued and outstanding shares of common stock in exchange for common stock of the Company. The closing of the transactions contemplated by the LOI is subject to the completion of the due diligence investigation of both parties, execution and delivery of documentation for the transaction, consents from the respective boards of directors of both companies and any third parties and the delivery of audited financial statements by Real Aesthetic. Subject to the forgoing, it is the intent of the parties that definitive documentation with respect to the transaction be completed on or before January 31, 2013. Real Aesthetic agreed not to solicit, negotiate and/or accept any other offer to acquire any of Real Aesthetic’s assets or securities or any business combination of Real Aesthetic.

The address of our principal executive offices is 410 Park Avenue, 15th floor, New York, New York, 10022. Our telephone number is (866)-360-7565.

The Offering

Securities offered:	A minimum of 14,700 shares (“Minimum Amount”) and a maximum of 2,000,000 shares (“Maximum Amount”) of common stock will be offered.

Offering price per share:	$1.70 An investor must purchase at least 100 shares of $170. The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined.

Escrow:
All subscription funds will be held by VStock Transfer, LLC, as escrow agent, in a non-interest bearing account, pending the sale of the Minimum Amount. No funds will be released to the Company until such time as the Minimum Amount of shares are sold. Any additional proceeds received after the Minimum Amount of shares sold will be remitted directly to the Company from VStock Transfer.

Offering period:	The offering period will commence upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of (i) the date on which all 2,000,000 shares are sold, (ii) 180 days after the effective date of this prospectus; or (iii) prior to 180 days at the sole determination of our board of directors. If the Minimum Amount is not sold within 180 days of the date of this prospectus, all subscription funds will be returned to subscribers promptly without interest or deduction of fees.

Gross Proceeds:	$3,400,000 if the Maximum Amount is sold and $24,990 if the Minimum Amount is sold in the offering.

Shares outstanding prior to the offering:	10,000,000 shares of common stock

Shares outstanding after offering if the Minimum Amount is sold:	10,014,700 shares of common stock.

Shares outstanding after offering if the Maximum Amount is sold:	13,400,000 shares of common stock.

Use of proceeds:	We intend to use the net proceeds of this offering for working capital, including for the acquisition of Real Aesthetics.

Going Concern Considerations
The Company has a net loss of $45,863 for the year ended July 31, 2012 and a net loss of $76,439 from May 8, 2007 (inception) through October 31, 2012. In addition, the Company has a working capital and stockholder's deficiency of $40,789 at October 31, 2012.

The ability of the Company to continue as a going concern is dependent on management's plans which include raising additional funds for further implementation of the Company’s business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business. We currently do not have in place any arrangements or plans to obtain any financing. Although our officers and directors have orally agreed to lend us funds if capital is required for the operations of the Company,  there is no guarantee that our officers and directors will lend us sufficient funds to adequately fund operations.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risk Factors	An investment in our stock involves a high degree of risk. See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following presents our summary financial information for the periods indicated and should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Plan of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	For the Year Ended July 31, 2012	For the Year Ended July 31, 2011	For the Quarter Ended October 31, 2012	For the period May 8, 2007 (Inception) to October 31, 2012
Statement of Operations

Revenues	$-	$-	$-	$-
Loss from operations	$(12,612)	$(45,721)	$(17,323)	(75,656)

Net Loss	$(13,253)	$(45,863)	(17,323)	$(76,439)

	October 31, 2012	July 31, 2012	July 31, 2011
Balance Sheet

Total assets	$973	$746	$18,327
Total liabilities	$41,762	$28,282	$0
Stockholders’ Equity (deficiency)	$(40,789)	$(27,536)	$18,327

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to our future operating performance and the products we expects to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “continue” or the negative of these similar terms. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made, except as required by federal securities and any other applicable law.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and our financial statements and related notes before investing in our common stock.  If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

risks relating to our company

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business.

We are a development stage company.  The Company had no revenues and incurred a net loss of $13,253 for the quarter ended October 31, 2012, and a net loss of $ 76,439 for the period May 8, 2007 (inception) to October 31, 2012.  In addition, the Company has a working capital and stockholders’ deficiency of $40,789 at October 31, 2012.. Our auditors issued a going concern opinion in their report for our fiscal year ended July 31, 2012 regarding concerns about our ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We do not have long term contracts with our vendors and therefore the availability of merchandise is at risk.

We do not have any agreements controlling the long-term availability of merchandise.  Our contracts with suppliers typically do not restrict such suppliers from selling products to other buyers.  There can be no assurance that our current suppliers will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. Our ability to develop and maintain relationships with reputable suppliers and obtain high quality merchandise is critical to our success.  If we are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected.

Security breaches to our systems and database could cause interruptions to our business and impact our reputation with customers, and we may incur significant expenses to protect against such breaches.

A fundamental requirement for online commerce and communications is the secure transmission of confidential information over public networks.  There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms we use to protect customer transaction and personal data contained in our customer database.  A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.  If any such compromise of our security were to occur, it could have a material adverse effect on our reputation with customers, thereby affecting our long-term growth prospects.  In addition, we may be required to expend significant capital and other resources to protect against such security breaches or to remediate problems caused by such breaches.

We are small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and obtain market share. In addition, intense competition in the market in which we compete could prevent us from generating any revenue and prevent us from achieving profitability.

E-commerce generally and, in particular, the online eco friendly products market, is a dynamic, high-growth market and is rapidly changing and intensely competitive.  Our competition for customers comes from a variety of sources including:

Existing land-based, full price retailers, that are using the internet to expand their channels of distribution;

• Less established online companies;

• Internet sites;

• Traditional direct marketers; and

• Traditional off-price retail stores, which may or may not use the internet to grow their customer base.

Most of our potential competitors have longer operating histories, significantly greater resources, name recognition and a larger base of customers than we may have.  As a result, these competitors may have greater credibility with our potential customers.  They also may be able to devote greater resources to the development, promotion and sale of their products than we can. An example of one such competitor of ours is Greenandmore.com, a private company that has been an online retainer for healthy home products since 1999.

Competition could decrease our prices, reduce our  future  sales,  lower our future  gross  profits  and / or decrease our future market share.

To be competitive, we must invest resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to make the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential. In addition, large, established merchandise companies may devote substantial resources to provide  their own internet platform which may render our services obsolete.

Our success is dependent upon our ability to attract new key personnel.

Our operations will also depend to a great extent on our ability to attract new key personnel with relevant experience and retain existing key personnel in the future.  The market for qualified personnel is extremely competitive.  Our failure to attract additional qualified employees could have a material adverse effect on our prospects for long-term growth.

Our business could be harmed by consumers’ concerns about the security of transactions over the internet.

Concerns over the security of transactions conducted on the internet and commercial online services, the increase in identity theft and the privacy of users may inhibit the growth of the internet and commercial online services, especially as a means of conducting commercial transactions.  Moreover, although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to mitigate such fraud or breaches could have a material adverse effect on our business, prospects, financial condition and results of operations.

We face legal uncertainties relating to the internet in general and to our industry in particular and may become subject to costly government regulation.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce.  However, it is possible that laws and regulations may be adopted that would apply to the internet and other online services.  Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online.  The adoption of any additional laws or regulations may increase our cost of doing business and/or decrease the demand for our products and services and increase our cost of doing business.

The applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.  Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and online commerce could also increase our cost of doing business.  In addition, if we were alleged to have violated federal, state or foreign, civil or criminal law, we could face material liability and damage to our reputation and, even if we successfully defend any such claim, we would incur significant costs in connection with such defense.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

Although we were formed in 2007, we did not commence any business activity, except for the development of our website and locating companies through which we can offer products. In May 2011 our website became functional. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

We expect our quarterly financial results to fluctuate which may lead to volatility in our stock price.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	Demand for our products;

•	Our ability to attract visitors to our web site and convert those visitors into customers;

•	Our ability to retain existing customers or encourage repeat purchases;

•	Our ability to manage our product mix and inventory;

•	General economic conditions;

•	Advertising and other marketing costs;

•	Costs of expanding or enhancing our technology or web site.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors. In this event, the price of our common stock may decline.

Future sales of our common stock may cause our stock price to decline.

Our principal shareholders and affiliated entities hold a substantial number of shares of our common stock that they are able to sell in the public market.  Subject to prospectus delivery requirements, where applicable, the shares covered by the registration statement of which this prospectus is part will also be available for public sale.  Sales by our current shareholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our success depends on our ability to attract customers in a cost-effective manner.

Our success depends on our ability to attract customers in a cost-effective manner. We will need to have relationships with providers of online services, search engines, directories and other web sites and e-commerce businesses to provide content, advertising banners and other links that direct customers to our web site. We rely on these relationships as significant sources of traffic to our web site. If we are not successful in  attracting  and retaining customers in a cost-effective manner, our business will fail.

Since our officers work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

As our two officers, Israel Povarsky and Chizkyau Lapin, have no training or experience in the selling of eco-friendly products, we will have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

As neither of our executive officers have any training or experience in the online eco-friendly retail market, we may have to hire qualified consultants to perform the various necessary tasks. Additionally, due to their lack of experience, our executive officers may make wrong decisions and choices regarding the company’s marketing strategy and may not take into account standard managerial approaches which such companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

The continued disruption in the global economic environment, and resulting declines in consumer confidence and spending, could have an adverse effect on our operating results.

We are operating in a challenging global economic environment and a period of consumer budget constraints. If the global economy continues to deteriorate or our prospective customers materially postpone, reduce or even forgo purchases of our products, our business outlook will be adversely affected.

Our officers and directors own a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our officers and directors, in the aggregate, beneficially own approximately or have the right to vote 65% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

•     election of  our  board  of  directors;
•     removal of  any  of  our  directors;
•     amendment of  our  articles of incorporation  or  bylaws;  and
•     adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If use of the internet, particularly with respect to online commerce, does not continue to increase as rapidly as we anticipate, our business will be harmed.

Our future net sales and profits are substantially dependent upon the continued use of the internet as an effective medium of business and communication by our target customers. Internet use may not continue to develop at historical rates and consumers may not continue to use the internet and other online services as a medium for commerce. Highly publicized failures by some online retailers to meet consumer demands could result in consumer reluctance to adopt the internet as a means for commerce, and thereby damage our reputation and brand and substantially harm our business and results of operations.

In addition, the internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including:

•	Actual or perceived lack of security of information or privacy protection;

•	Possible disruptions, computer viruses or other damage to the internet servers or to users’ computers; and

•	Excessive governmental regulation.

Our success will depend, in large part, upon third parties maintaining the internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable internet access and services. Our business, which relies on a contextually rich web site that requires the transmission of substantial data, is also significantly dependent upon the availability and adoption of broadband internet access and other high speed internet connectivity technologies.

Our failure to address risks associated with credit card fraud could damage our reputation and brand and may cause our business and results of operations to suffer.

Under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. We do not currently carry insurance against this risk. To date, we have experienced minimal losses from credit card fraud, but we face the risk of significant losses from this type of fraud as our net sales increase. Our failure to adequately control fraudulent credit card transactions could damage our reputation and brand and substantially harm our business and results of operations.

Our failure to rapidly respond to technological change could result in our services or systems becoming obsolete and substantially harm our business and results of operations.

As the internet and online commerce industries evolve, we may be required to license emerging technologies useful in our business, enhance our existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We may not be able to successfully implement new technologies or adapt our web site. Our failure to do so would substantially harm our business and results of operations.

 Risks relating to our common stock

The issuance of shares in this offering as well as any future issuances of common stock, will reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 500,000,000 shares of common stock, par value $.0001 per share, of which 10,000,000 shares are currently issued and outstanding. As discussed in the “Dilution” section of this prospectus, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. The issuance of common stock for future services or acquisitions, including any acquisition of Real Aesthetics pursuant to the LOI, or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product. The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices will result in investor losses.

 The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Currently, there is no established trading market for our securities, and there can be no assurances that any  market will ever develop and, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock since we became quoted on the OTC Bulletin Board in April 2012 there have been no bid or ask prices. There can be no assurances as to the prices at which our common stock will trade or the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of the company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" preferred stock, par value $.0001 per share. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley act of 2002.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. As we develop our business, hire employees and consultants and seek to protect our intellectual property rights, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE Amex equities exchanges and the NASDAQ stock market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASDAQ stock market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 are substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we incur ongoing expenses associated with professional fees for accounting, legal and SEC filings and compliance. We estimate that these costs will increase if our business volume and activity increases. As a result of such expenses, we may not have sufficient funds to develop our operations.

RISKS RELATED TO THIS OFFERING

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The offering price of $1.70 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

RISKS RELATED TO REAL AESTHETICS

We may not be successful at consummating a transaction with Real Aesthetics.

In order to consummate the proposed transaction with Real Aesthetics, we must finalize our due diligence of said company, negotiate a purchase agreement containing certain representations and warranties about said target company and the exact number of shares of Dark Star to be issued to the shareholders of Real Aesthetics. Even if we are successful at signing a definitive agreement, we must still close the transaction, which requires, among other things, approval from the board of Real Aesthetics and their shareholders as well as obtaining audited financial statements from Real Aesthetics. There is no assurance that the proposed transaction will be closed.

If we are successful and Real Aesthetics becomes a subsidiary of Dark Star, we may not have sufficient resources to operate the business of Real Aesthetics.

If we execute a definitive agreement with Real Aesthetics and its shareholders, obtain audited financial statements and close the transaction, Real Aesthetics will become a subsidiary of Dark Star. In such situation, we may not have sufficient resources to market and sell the products of both Real Aesthetics and our current operations. We estimate that within the next 12 months we will need a minimum $1,000,000 for operations. We recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

If we are unable to successfully achieve broad market acceptance of the technology of Real Aesthetics, we may not be able to generate enough revenues in the future to achieve or sustain profitability.

Real Aesthetics is dependent on the successful commercialization of its technology which provides for fast fat and cellulite removal.  The market for this technology is unproven and may not gain adequate commercial acceptance or success for our business plan to succeed.

If Real Aesthetics cannot establish and maintain relationships with our customer base, we may not be able to increase revenues.

In order to increase our revenues and successfully commercialize our technology, we must establish and maintain relationships with our existing and potential customer base  A reduction, delay or cancellation of orders from one or more significant customers could significantly reduce our revenues and could damage our reputation among our current and potential customers.

If we cannot assemble our units, we may not meet anticipated market demand or we may not meet our product commercialization schedule.

To be successful, we will have to commercialize our technology at acceptable costs while preserving high product quality and reliability.  If we cannot maintain high product quality on a large scale, our business will be adversely affected.  We may encounter difficulties in scaling up production of our systems, including problems with the supply of key components.  Even if we are successful in developing our assembly capability, we do not know whether we will do so in time to meet our product commercialization schedule or satisfy the requirements of our customers.

If we experience quality control problems or supplier shortages from component suppliers, our revenues and profit margins may suffer.

Our dependence on third-party suppliers for components of our systems involves several risks, including limited control over pricing, availability of materials, quality and delivery schedules.  Any quality control problems or interruptions in supply with respect to one or more components or increases in component costs could materially adversely affect our customer relationships, revenues and profit margins.

International expansion will subject us to risks associated with international operations that could increase our costs and decrease our profit margins.

International operations are subject to several inherent risks that could increase our costs and decrease our profit margins including:

-reduced protection of intellectual property rights;

-changes in foreign currency exchange rates;

-changes in a specific country’s economic conditions;

-trade protective measures and import or export requirements or other restrictive actions by foreign governments; and

-changes in tax laws.

If we cannot effectively manage our internal growth, our business prospects, revenues and profit margins may suffer.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits. We expect that we will need to significantly expand our operations to successfully implement our business strategy.  As we add marketing, sales and build our infrastructure, we expect that our operating expenses and capital requirements will increase.  To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures. In addition, we must effectively expand, train and manage our employee base.  If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

Our technology competes against other fat reduction systems.  Competition in our market may result in pricing pressures, reduced margins or the inability of our systems to achieve market acceptance.

Real Aesthetics competes against several companies seeking to address the small wind turbine market.  We may be unable to compete successfully against our current and potential competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance.  The current level of market penetration for small wind turbines is relatively low and as the market increases, we expect competition to grow significantly.  Our competition may have significantly more capital than we do and as a result, they may be able to devote greater resources to take advantage of acquisition or other opportunities more readily.

Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our success depends on our ability to obtain and maintain patent and other proprietary-right protection  for our technology and systems in the United Stated and other countries.  If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts.  If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets.  Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our systems, could impair our ability to gain market acceptance of our systems.

If we encounter unforeseen problems with our current technology offering, it may inhibit our sales and early adoption of our product.

Any unforeseen problems relating to the unit operating effectively could have a negative impact on adoption, future shipments and our operating results.

USE OF PROCEEDS

If we sell all of the shares offered, we estimate that the net proceeds from our offering of common stock under this prospectus will be approximately $3,395,500, after deducting estimated offering expenses (which include legal and professional fees and expenses related to public company filings) payable by us.  We intend to use the proceeds of this offering to consummate the transaction with Real Aesthetics and for working capital and general corporate purposes.

The net proceeds to us from the sale of up to 3,400,000 shares offered at a public offering price of $1.70 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $4,500 for legal, accounting and other costs in connection with this offering.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the maximum securities offered for sale by the Company.  The offering scenarios presented are for illustrative purposes only, the actual amount of proceeds, if any, may differ. There is no assurance that we will raise the full $3,400,000 as anticipated.

If we are successful at selling the Minimum Amount, we will issue 14,700 shares, generate $24,990 in gross proceeds and $20,490 in net proceeds.

% of total shares offered	25%	50%	75%	100%
Shares sold	500,000	1,000,000	1,500,000	2,000,000

Gross Proceeds	$850,000	$1,700,000	$2,550,000	3,400,000
Less offering expenses	$4,500	$4,500	$4,500	4,500
Net offering proceeds	$845,500	$1,695,500	$2,545,500	3,395,500

Our offering expenses are comprised of legal and accounting expenses, and SEC and EDGAR filing fees, transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

All amounts listed below are estimates.

Use of Net Proceeds:

Purpose	50%	75%	100%
R & D	$100,000	$200,000	$300,000
Compliance	100,000	150,000	200,000
Marketing	125,000	325,000	475,000
Manufacturing	375,000	675,000	975,000
Salaries & Operations	600,000	750,000	1,000,000
Legal, Auditing and Consulting	400,000	450,000	450,000

Total	$1,700,000	$2,550,000	$3,400,000

Our offering expenses are comprised of legal and accounting expenses, and SEC and EDGAR filing fees, transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above.  No material amount of the proceeds is to be used to discharge indebtedness or to acquire assets or finance the acquisition of any other business other than Real Aesthetic.

DETERMINATION OF OFFERING PRICE

The offering price of our common stock has been determined arbitrarily by us and does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION

As of the date of this Prospectus, there were 10,000,000 shares of the Company’s Common Stock outstanding.  Such shares had a net tangible book value as of October 31, 2012 of $(40,789) or approximately $(.0041) per share.  Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities and tangible assets) divided by the number of shares of Common Stock outstanding.  Upon completion of this offering, if the maximum number of shares are sold, there will be 12,000,000 shares of the Company’s Common Stock outstanding having a net tangible book value (pro forma as of October 31, 2012) of approximately $3,354,711, or $.28 per share.  Upon completion of this offering, if the minimum number of shares are sold, there will be 10,014,700 shares of the Company’s Common Stock outstanding having a net tangible book value (pro forma as of October 31, 2012) of approximately $(20,299), or $(.0020) per share.  “Dilution” per share represents the difference between the price per share to be paid by the new investors and the net tangible book value per share after this offering.

The following table illustrates the dilution based upon the offering price of $1.70 per share, for a sale of 14,700 shares (minimum) and 2,000,000 shares (maximum).

	Minimum	Maximum
Public Offering Price Per Share	$1.70	$1.70

Net Tangible Book Value Per Share, Before Offering	$(0.00)	$(0.00)

Increase Per Share Attributable to Payment by New Investors	$0.00	$0.28

Pro-forma Net Tangible Book Value After Offering	$(0.00)	$0.28

Dilution to New Investors	$1.70	$1.42

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the Company’s financial statements, which are included elsewhere in this prospectus.  Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of the Company's business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operating performance of the Company and the products it expects to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements.  Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by or with the approval of the Company, which are not statements of historical fact, may contain forward-looking statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are mad, except as required by federal securities and any other applicable law.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Overview

We are a development stage company offering eco-friendly health and wellness products to the general public via the internet. Current products being offered include air and water filtration systems, organic baby products and eco-friendly beds and linens. We currently have no employees other than our officers, both of whom are also directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. We do not have revenues, have minimal assets and have incurred losses since inception.

Plan of Operation

First Quarter - The Company intends to complete the merge with Real Aesthetics within the next few months. Once this is accomplished, we will focus our efforts on:

Research and development of the current usable product in order to make the product smaller, lighter and more user friendly. We would like is to make the current unit 55% smaller and subsequently lighter in weight. This will allow for greater portability and easier storage for the company’s customers. Additionally, in order to be more user friendly by machine operators, the main computer board must be reconfigured while maintaining all ISO (International Organization for Standardization) and CE(covers the regulatory requirements of the European Union for Medical Devices). medical approvals. In order to accomplish the total redesign of the product, the units must be redesigned, templates must be made and molds must be cast. We estimate that the cost of this redesign will be a minimum of $100,000.

Secure all patents and regulatory approvals including ISO, CE medical and additional FDA approvals. Currently, the company’s product is FDA cleared for temporary reduction in the appearance of cellulite, relief of muscle spasm, and temporary improvement of local blood circulation. Ongoing clinical studies have shown positive results for body contouring and circumference reduction. The company hopes to apply for and achieve FDA approval for circumference reduction.

The company’s systems are based on patented, proprietary Resonant Amplification of Lipid Metabolism Technology. The current patent must be maintained and even expanded. To ensure the effectiveness of the patent, the company will retain the proper qualified legal representation. We estimate that the cost to maintain our intellectual property will be a minimum of$100,000.

As equipment redesign, patents and certification efforts make headway, the company views the development of relationships for the distribution of the product is an area of great importance as it will directly affect the sales revenue of the corporate product. It is expected that we will cultivate  plan to form relationships in many places around the world including the United States, Europe and  Australia.  Development of distribution relationships. By reaching out to a broad customer base, the company hopes to elicit significant interest from a large number of customers. We estimate that the cost of distribution will be a minimum of $150,000.

3.
In addition to creating distribution channels, the company intends to undertake marketing to the general public as to the benefits of utilizing our product. To accomplish this important task, the company intends to reach out and retain a professional marketing group to handle the company’s print, electronic and social media needs. It is expected that the marketing plan will be comprehensive in nature and the implementation will be an area which will need constant and ongoing attention of the company. We estimate that the cost of marketing will be a minimum of  $100,000.

Second Quarter - Once the redesign of the current product is completed, the company will then focus on ramping up it’s manufacturing capabilities. Currently, the units are created in the company’s Israeli location. As demand for the product grows, there will be a need to increase the company’s production capabilities.  An expansion of our current location or relocation of production facilities may be required.

As stated in the first quarter, maintaining a focus and effort on improving distribution channels and marketing are critical to the potential sales of the product. As such, the company expects to have to invest a substantial amount of financial and human capital on an ongoing basis.

During this second quarter, the company has an expectation for the need to hire additional staff to meet the demands of the growing company. Areas of expansion will include manufacturing, sales and administrative personnel. As the company’s  burn rate is $ 65 thousand per month currently, it is expected that the burn rate will rise with increased staff and increased space needs to approximately $83,000 a month.

Third Quarter - During this quarter the company will work on its ongoing initiatives including marketing, manufacturing, sales and service. As the budget for marketing is $475,000 over the next 12 months, it will be vital important to continually oversee and work on the maximization of marketing efforts.

During this time the company will continue to work on research and development of the current product in addition to creating new products to bring to market. The company presently has some ideas for additional products which it is not yet prepared to reveal to the market. The research and development team will maintain to bring these products to market to expand the company’s sales lines.

Fourth Quarter - Continued efforts will be placed on research and development, marketing, manufacturing, sales and service. It is expected that these particular  areas will be of continued importance as the company moves forward.

If we do not consummate the transaction with Real Aesthetics, over the course of the next twelve month period we plan to focus our efforts on the online eco friendly product market place.  In order to continue as going concern for the next 12 months, we will require a budget of $28,000. Our anticipated expenses for the next twelve-month period are as follows:

Website Upkeep	$2,000
Marketing and Sales	$6,000
Legal and auditing	$15,000
Working Capital	$5,000

Over the course of the next twelve month period we plan to focus our efforts on the online eco friendly product market place.  We recognize that our current management and Board of Directors may not have sufficient business planning experience to execute the business plan of the Company, as their background and expertise lies in the technical area and not in marketing and selling our products. Accordingly, if feasible, we might have to seek out a consulting firm(s) that specializes in this arena. Although we have engaged First Line Capital, LLC, a New York limited liability company (“First Line”), as an outside consultant to the Company, First Line does not have the experience and expertise to assist us with entry into the online eco-friendly product market.

Liquidity and Capital Resources

As of October 31, 2012, the Company had a cash balance of $746. We currently have the ability to borrow in increments of up to $50,000 from our consultant First Line, with all such borrowings along with accrued interest on the outstanding balance at 8% per annum, due March 31, 2013. As of November 27, 2012 we are indebted to First Line in the amount of $19,200 plus accrued interest at the rate of 8%.

We entered into a one-year consulting agreement commencing September 1, 2011 with First Line under which First Line will provide certain business and corporate development services to us for an annual consulting fee of $10,000 payable on August 31st. The agreement will automatically renew for successive one-year terms unless terminated by either party at least 10 days prior to the end of the then current term. Accordingly, the consulting agreement currently expires September 1, 2013. As of October 31, 2012, we had accrued consulting fees of $11,667 to First Line.

During the next 12 months, we intend to focus on enhancing the Company’s website and increasing our product base through the existing affiliate agreement.

The Company believes that its current cash is insufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. Other than our agreement with First Line to borrow in increments of up to $50,000 the Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. The officers and directors have orally agreed to lend funds to the Company in the event funds are required for the operations of the Company. However, there is no guarantee that our officers and directors will lend us sufficient funds to operate. Notwithstanding that our officers and directors are committed to ensuring that the Company can operate its business, they are not legally or contractually obligated to lend us any money. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

To meet our need for cash we are attempting to raise money from this offering. Even if we are able to raise enough money through this offering to develop our operations, we cannot guarantee that we will be successful in developing our business.  If we are unable to successfully attract customers and develop our business, we may quickly use up the proceeds, if any, from this offering.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with our plan of operation.  We have determined that our near term requirement is $1,000,000 (12 months), and our long term requirement is $2,500,000 (two years). If we are unable to obtain funding, we will be unable to effectuate our business plan and will cease operations.

Results of Operations - Year ended July 31, 2012 as compared to year ended July 31, 2011

Revenues

The Company is a development stage company and did not generate any revenues during the years ended July 31, 2012 and July 31, 2011.

Total operating expenses

During the year ended July 31, 2012, total expenses were $45,863. The operating expenses consisted of professional fees of $31,366, general and administrative expenses of $5,188, consulting fees of $9,167 and interest expense of $142 as compared with total expenses of $17,323 during the year ended July 31, 2011, which consisted of professional fees of $10,000, general and administrative expenses of $2,323 and website design expense of $5,000.

Net loss

During the year ended July 31, 2012, the Company had a net loss of $45,863 compared with a net loss of $17,323 for the year ended July 31, 2011.

Results of Operations - Quarter Ended October 31, 2012 as compared to quarter ended October 31, 2011

Revenues

The Company did not generate any revenues during the quarter ended October 31, 2012 or October 31, 2011.

Total operating expenses

During the quarter ended October 31, 2012, total expenses were $12,612. The operating expenses consisted of professional fees of $9,938, general and administrative expenses of $174 and consulting fees of $2,500 as compared with total expenses of $13854 during the quarter ended October 31, 2011, which consisted solely of professional fees.

Net loss

The Company had no revenues and incurred a net loss of $13,253 for the quarter ended October 31, 2012, and a net loss of $76,439 for the period May 8, 2007 (inception) to October 31, 2012.

Going Concern Consideration

We are a development stage company.  We had no revenues and incurred a net loss of $13,253 for the quarter ended to October 31, 2012 and a net loss of $76,439 for the period May 8, 2007 (inception) to October 31, 2012. We had a working capital deficiency and stockholders' deficiency of $40,789 as of October 31, 2012. This all raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. Our financial statements do not include any adjustments that may be necessary if we are unable to continue as a going concern.

No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Other than First Line and oral agreements from our officers and directors noted above, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If we are successful in selling the Maximum Amount and raising gross proceeds of $2,000,000, such amount will likely permit us to operate for at least the next twelve months and have the capital resources required to cover the costs associated with being a publicly reporting. Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

Critical Accounting Policies and Estimates

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

Overview

We were incorporated on May 8, 2007 under the laws of the State of Nevada. From the date of our formation until  our website became operational, we did not have any business activity except for the development of our website and locating companies through which we can offer products. We are a development stage company and since our proprietary website was launched in July 2011 we have been offering eco-friendly health and wellness products to the general public via the internet. Current products being offered include air and water filtration systems, organic baby products and eco-friendly beds and linens. We currently have no employees other than our officers, both of whom are also directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. We do not have revenues, have minimal assets and have incurred losses since inception.

Since we will not be offering these products directly to the public, we will not maintain inventory of the products we market. Our website will act as a conduit to our merchant partners’ websites, where customers order product and complete their online purchase.

Currently, we have one merchant partner, Green Nest LLC (“Greeen Nest”). A Green Nest promotional web banner leading to the designated portion of greennest.com is posted on our website. We will earn 10% commission from every purchase generated from this banner.

In view of the growing public awareness of the welfare of the ecological environment, management believes that consumers are opting to purchase eco-friendly goods on-line. The Company believes that this market will continue to grow and that the consumer’s need for easy online purchasing offers value to its potential customer base. We designed our online store to combine the best traditional retailing practices with innovative and convenient features made possible by the internet. As an online commerce and content provider, the Company intends to provide a compelling and enjoyable online shopping experience that includes a broad selection of products at reasonable prices, an intuitive store layout, a visually pleasing environment and the convenience of shopping from home in a store that is always open. For further customer convenience, search technology has been incorporated into the website allowing for customers to locate quickly the items which interest them.

We entered into an affiliate service agreement with Shareasale.com, Inc., an Illinois corporation ("Shareasale.com"), pursuant to which we became an affiliate of Shareasale.com, which has developed and operates a service which allows affiliates to participate in performance marketing programs. As an affiliate of Sharesale.com, we have established and will continue to establish affiliate relationships with merchants. We will be able to earn commissions through our membership in the Sharesale.com network.  It is through this agreement with Shareasale that we will obtain 10% commissions on each purchase of an item through our website which is bought from Green Nest.

According  to  information  provided to us by Sharesale.com,  there are  thousands of online merchants  that  participate  in the Sharesale.com Network providing  products in all major consumer categories.  If our agreement with Sharesale.com terminates, we will no longer link to merchants that have agreements with  Sharesale.com and we will  have  to  seek  new  merchant relationships.  Currently we are able to offer the products of Green Nest as a result of this affiliation program with Sharesale.com.

When a customer visits our website and decides to purchase a given product, the customer will simply click the “Buy Now!” button near the bottom right corner of the product description.  Upon clicking the “Buy Now!” button, the customer will automatically be taken to the merchant’s web page where the customer will then be able to make a secure purchase of the product through our merchants’ website that we will link to our website. We will earn 10% commissions on all such purchases.

We utilize technology and the Internet to market eco-friendly health and wellness products directly to our customers. By offering products through affiliate arrangements with our suppliers, we market  a wide range of products and brands while avoiding the usually high costs associated with acquiring and maintaining a large inventory. We have the current ability to display an almost limitless number of items to a global audience in a cost-effective manner. Through the use of our website and an effective internet marketing program, we believe that our web site will  appeal to consumers by offering an easy to use personalized shopping experience.

Market Overview

Online Commerce

The Internet’s rapid expansion continues to increase its influence over commerce. We believe several factors will contribute to this increase including convenience, expanded range of available products and services, improved security and electronic payment technology, increased access to broadband Internet connections and widespread consumer confidence and acceptance of the Internet as a means of commerce.

The Internet provides a number of distinct advantages to online retailers. These advantages include:•lower costs of managing and maintaining a website as compared to physical storefronts;

•	the ability to efficiently reach and serve a large and geographically dispersed group of customers from a central point of contact;
•	the ability to swiftly adapt to changing consumer preferences by making real-time adjustments to content and product offerings.

Eco-friendly Products Market

We believe that the increased focus on healthy and eco-friendly living, a user-friendly shopping experience and accurate, timely and efficient order fulfillment will be factors in the continued growth of this industry.

Objectives

Our objective is to become the retailer of choice for internet shoppers seeking eco-friendly products online. For this goal to be realized, we must continually ensure that customers enjoy their online shopping experience that includes a broad selection of products at competitive retail prices and an intuitive website that is simple to use.

Broad Product Selection

We offer a wide range of eco-friendly health and wellness products including air and water filtration systems, organic baby products and eco-friendly beds and linens. We are able to market these products to our customers through our participation in affiliate programs, as described above.  We will constantly seek to expand our product base by maintaining current supplier relations and actively seek to increase the number of suppliers which we utilize.

Customer Convenience

Without the constraints imposed by a physical location, an online store may be the most convenient way for consumers to shop. Using Darkstaronline.org, customers are able to shop at any time from the privacy and comfort of their own home or office. By eliminating the need for customers to travel to a physical location, we provide a significant service to many shoppers. Being open for business 24 hours a day, 365 days a year, the Company services the needs of today's time constrained customers as well as foreign customers shopping from different time zones.

Visually Pleasing and Fast Loading Pages

Darkstaronline.org offers a visually pleasing shopping environment that is designed to download quickly. Each item will have at least one thumbnail sized image and one larger sized image along with a product description so that customers will be able to make informed purchase decisions.

Marketing

We intend to drive traffic to Darkstaronline.org through online marketing vehicles such as banner advertising and strategic partnerships with relevant Web sites and portals. Additionally, our participation in various affiliate programs will allow us to expand cross-promotional relationships with other Web sites. We do not have any agreements or arrangements with any parties regarding these programs, other than our current merchant partners. A further component of the marketing program that is under consideration is the development of revenue sharing relationships with established eco-friendly product manufacturers.

Competition

The eco-friendly product industry is highly competitive.  The products we provide encounter strong competition from many other companies, including many with greater financial resources than ours. As the eco-friendly product market continues to expand, we expect there to be significant competition from companies similar to ours, as well as from larger and more established companies. Our competitors include:

1.           Greenandmore.com, a private company that has been an online retainer for healthy home products since 1999 The Green Store - www.thegreenstoreonline.co.uk – An eco-friendly product retailer based in England. Products include home and garden, body care, recycling, gadgets and shopping bags.

2.           LiveEcoFriendly - www.livecofriendly.com - a privately-owned online retailer allowing the general public to purchase eco-friendly products. The company has been operating since December 2008.

4.   LetsGoGreen.biz – www.LetsGoGreen.biz - is an online store selling eco-friendly Green products for home, business or office. Products include lighting, cleaning products, plastics, paper and household products. The company has been operating since 2007.

Employees

We are a development stage company and currently have no full time employees. All functions including development, strategy, negotiations and administration are currently being provided by our executive officers who are also our directors on a voluntary basis.

Property

We do not lease or own any real property.  We do not believe that at this stage in our development we need physical space. We use the executive offices of our consultants, First Line, as a mailing address. The address is 410 Park Avenue, 15th Floor, New York, NY  10022.  First Line is also a shareholder in the Company. We are not paying anything for using their address as our mailing address. We believe that until and unless our business develops, we do not need physical office space.

Real Aesthetics

We intend to enter into a share purchase agreement with the shareholders of Real Aesthetics. If we enter into such an agreement and consummate the purchase of all the outstanding shares of Real Aesthetics, the shareholders of Real Aesthetics will receive newly-issued shares of DarkStar in exchange for their shares of Real Aesthetics. Upon closing, Real Aesthetics will become a wholly-owned subsidiary of Dark Star. In such a situation, we will focus our resources on furthering the business of Real Aesthetics.

We anticipate that the share purchase agreement will include representations and warranties customary of such a transaction. However, the contemplated transaction cannot close until and unless we receive audited financial statements of Real Aesthetics as required by the rules and regulations of the Securities and Exchange Commission. Upon closing, we will file a Current Report on Form 8-K containing more detailed information about Real Aesthetics.

The following information was provided to us from Real Aesthetics:

Real Aesthetics is a cosmetic device company focused on developing innovative and safe solutions to meet the growing demand for cosmetic devices and equipment that help people achieve and maintain a slimmer, firmer and more youthful appearance. The company has FDA cleared technology which provides for fast fat and cellulite removal, with immediate, long-lasting circumference reduction. The products have been on the market for more than six years and have been used to treat more than 100,000 patients internationally. The company uses resonant ultrasound, electrical current fields and lymphatic drainage in common problem areas, such as the abdomen, "love handles", buttocks and thighs. The treatment stimulates the fat cells, causing the release of lipids and then their elimination as part of the body’s natural metabolic process.

The treatment delivers immediate, clearly visible and long-lasting results: a more sculpted appearance, tighter skin, reduced cellulite and reduced circumference measurements. 92% of people achieve circumference reduction of at least 4 cm (1.57 in) after completing the course of treatments. Patients can reduce cellulite, get rid of pregnancy fat and gain tighter skin, reduced wrinkles and smaller circumferences, without diet or exercise. The company offers a more effective, longer-lasting cellulite and circumference reduction, and a more pleasant experience, than plastic surgery, liposuction, laser-based approaches and crèmes.

The Technology

The systems are based on patented, proprietary technology. This market-proven, non-invasive body sculpting technology utilizes a combination of three well-known technologies to stimulate fat cells and enhance the natural metabolic process by which fat is used for energy. These technologies are:

Resonant ultrasound • Electrical current fields • Lymphatic drainage

The technology changes the composition of the body’s metabolic fuel, raising the ratio of fat to carbohydrates that is consumed for energy.

The system includes a state-of-the-art ultrasound transducer configured to transmit ultrasound waves to the desired treatment area. The ultrasound works simultaneously with four electrodes which provide interferential electric fields to stimulate the treated tissue. this combination of ultrasound + electric fields, varied over the course of the treatment in frequency and intensity, causes the fatty tissues to vibrate and enter into self-resonance. At the same time, the permiability of the fat cell membrane is increased, allowing the lipids to escape the fat cell and enter into the lymphatic system.

Resonant ultrasound therapy

1.	Ergonomic ultrasound hand piece designed for operator comfort

2.	Sensors on the hand piece ensure proper contact with the body

Electrical current fields

1.	The current is delivered by four electrode pads attached to the target area of the patients body and connected to our device by cables

2.	Operator-adjustable current to suit individual patient sensitivity levels controllable via remote control or touch screen

3.
Auto-termination mechanism . The system immediately terminates the current and alerts the operator in the event contact between an electrode patch and the patient is disrupted or a cable is disconnected

Lymphatic drainage therapy

1.	Choice of modes pulse and continuous

2.	Ergonomic Vaccuum hand piece designed for operator comfort

3.	Operator-adjustable power vacuum depression, suction and pulse relaxation time can all be adjusted according to individual patient sensitivity levels, via the touch screen.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

On April 17, 2012 we became listed on the OTC Bulletin Board under the symbol "DAVC". Since such time, there has been no bid or ask prices.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations, capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends

Holders

As of December 3, 2012, there were 10,000,000 shares of common stock issued and outstanding, which were held by 40 stockholders of record.

Transfer Agent

We have engaged VStock Transfer, LLC as our transfer agent to serve as transfer agent for shares of our common stock.  The address and phone number of VStock Transfer, LLC is 77 Spruce Street, Cedarhurst, NY 11516, (212) 828-8436.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position
Chizkyau Lapin	36	Chairman, President, Chief Executive Officer, Chief Financial Officer and Director
Israel Povarsky	39	Secretary and Director

Chizkyau Lapin has been our Chairman, President and Chief Executive Officer since we were established in May 2007.Since 2002, Mr. Lapin has owned and operated a small software development firm in Israel. Mr. Chizkyau’s experience in software development and small business management led to the conclusion that Mr. Chizkyau should serve as a director of our company.

Israel Povarsky has been a director and our Secretary since we were established in May 2007. Since 2006, Mr. Povarsky has also been a self employed freelance computer programmer specializing in HTML programming for various companies in Israel. Mr. Povarsky’s experience in computer programming led to the conclusion that Mr. Povarsky should serve as a director of our company.
There are no familial relationships among any of our officers or directors.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on May 8, 2007, we have not paid any compensation to our directors or executive officers in consideration for their services rendered to our Company in their capacity as such.  We have no employment agreements with any of our directors or executive officers.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on May 8, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers.  We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on May 8, 2007,  none of our directors or executive officers has held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on May 8, 2007, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 3, 2012, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each executive officer and director of our Company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding as of December 3, 2012.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Darkstar Ventures, Inc.,  410 Park Avenue, 15th Floor, New York, New York 10022.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Chizkyau Lapin	6,500,000	65%

Israel Povarsky	0	-

Directors and officers as a group (2 persons)	6,500,000	65%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 1, 2011, by action taken by our board of directors, we issued 6,500,000  shares of our common stock to Chizkyau Lapin,  our Chairman, President, Chief Executive Officer, Chief Financial Officer and a director.  The shares were issued in consideration for the payment of a purchase price equal to the par value of the shares, $0.0001 per share, which amounted in the aggregate to $650.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lapin was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering. Mr. Lapin is considered a "promoter" under the rules and regulations of the SEC.

We currently use as a mailing address the executive offices of our consultant First Line.  No payment has been made to First Line.  We have a consulting agreement with First Line for an annual fee of $10,000, payable on August 31st,  pursuant to which First Line provides certain business and corporate development services to us for during the term of the agreement. The agreement automatically renews for successive one-year terms unless terminated by either party at least 10 days prior to the end of the then current term. The current term expires September 1, 2013.

We currently have the ability to borrow in increments of up to $50,000 from First Line, with all such borrowings along with accrued interest on the outstanding balance at 8% per annum, due March 31, 2013. As of July 31, 2012, we owed First Line $17,200 in principal. As of October 17, 2012 we are indebted to First Line in the amount of $18,963 plus accrued interest at the rate of 8%.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering a minimum of 14,700 and up to a maximum of2,000,000 shares of our common stock at a price of $ 1.70 per share. This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares of common stock to be sold by us will be sold on our behalf by our executive officers and directors. Such executive officers and directors will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

In offering the securities on our behalf, our executive officers and directors will rely on the “safe harbor” provisions from broker-dealer registration of Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, Rule 3a4-1 under the Exchange provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer provided they meet certain requirements. Although our officers and directors is an associated person as that term is defined in Rule 3a$-1 under the Exchange Act, they are not deemed to be a broker for the following reasons:

1.	They are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities;
2.	They will not be compensated for their participation in the sale of our securities by the payments of commissions or other remuneration based directly or indirectly on transactions in securities;
3.	They are not an associated person of a broker or dealer at the time of their participation in the sale of our securities; and
4.
They meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will receive all proceeds from the sale of the shares being offered. The price per share is fixed at $1.70 for the duration of this offering.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky

Our common stock holders and investors in our common stock should be aware that there may be significant state law restrictions on the ability of investors to resell our shares. Accordingly, investors should consider any secondary market for our securities to be a limited one.

Offering Period

The offering period will commence upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of (i) the date on which all 2,000,000 shares are sold, (ii) 180 days after the effective date of this prospectus; or (iii) prior to 180 days at the sole determination of our board of directors. If the Minimum Amount is not sold within 180 days of the date of this prospectus, all subscription funds will be returned to subscribers promptly without interest or deduction of fees. Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected or if the Minimum Amount is not sold prior to the termination of this offering.

Subscriptions

Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected or the Minimum Amount is not sold within the offering period. We have an escrow account with our transfer agent VStock Transfer, LLC, into which all proceeds from subscribers in this offering will be deposited.  The funds held in escrow will not be released to us unless and until we have received $24,990 from potential investors for the sale of 14,700 shares, the Minimum Amount, and all such funds, whether by check or by wire transfer, have cleared the banking system prior to the end of the offering period.  In the event that subscriptions of at least $24,990 are deposited in escrow during the offering period, all funds held in escrow from the sale of our securities will be released to us. All sales subsequent to the sale of 14,700 shares will be remitted directly to VStock Transfer who will then remit the funds to the Company. If the Minimum Amount is not sold prior to the termination of the offering, all funds will be returned to subscribers without interest or deduction.

Pursuant to the terms of the escrow agreement with VStock Transfer, LLC, a fee of $2,500 is payable to VStock from the gross proceeds and $500 for each additional closing.

We have the right to accept or reject subscriptions in whole or in part, for any reason. All funds from rejected subscriptions will be returned to the subscriber, without interest or deduction.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001, of which 10,000,000 shares are issued and outstanding as of December 3, 2012.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Anti-takeover provisions

There are no anti-takeover provisions that may have the affect of delaying or preventing a change of control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers,   former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Darkstar Ventures, Inc.

We have audited the accompanying balance sheets of Darkstar Ventures, Inc. (a Development Stage Company) (“the Company”) as of July 31, 2012 and 2011, and the related statements of operations, stockholders’ equity (deficiency) and cash flows for each of the two years in the period ended July 31, 2012, and the period May 8, 2007 (inception) to July 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Darkstar Ventures, Inc. at July 31, 2012 and 2011, and the results of its operations and its cash flows for each of the two years in the period ended July 31, 2012, and the period May 8, 2007 (inception) to July 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is a development stage company, had no revenues and has incurred a cumulative net loss since inception.  In addition, the Company has a working capital deficiency and stockholders’ deficiency at July 31, 2012.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
October 19, 2012

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

ASSETS
	July 31,
	2012	2011
Current Assets:	$746	$18,327
Total Current Assets	746	18,327
Total Assets	$746	$18,327

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current Liabilities:
Accounts Payable	$11,082	$-
Note Payable	17,200	-
Total Current Liabilities	28,282	-
Commitments and Contingencies
Stockholders’ Equity (Deficiency):
Preferred Stock, $.0001 par value, 5,000,000 shares authorized,
none issued and outstanding	-	-
Common Stock, $.0001 par value; 500,000,000 shares authorized,
10,000,000 shares issued and outstanding	1,000	1,000
Additional Paid-In Capital	34.650	34.650
Deficit Accumulated During the Development Stage	(63,186)	(17,323)
Total Stockholders’ Equity (Deficiency)	(27,536)	18,327
Total Liabilities and Stockholders’ Equity (Deficiency)	$746	$18,327

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	For the Year Ended July 31, 2012	For the Year Ended July 31, 2011	For the Period May 8, 2007 (Inception) to July 31, 2012
Net Revenues	$-	$-	$-
Costs and Expenses:
Professional Fees	31,366	10,000	41,366
Consulting Fees	9,167	-	9,167
Web Site Development	-	5,000	5,000
General and Administrative Expenses	5,188	2,323	7,511
Total Costs and Expenses	45,721	17,323	63,044
Operating Loss	(45,721)	(17,323)	(63,044)
Other Income (Expense):
Interest Expense	(142)	-	(142)
Total Other Income (Expense)	(142)	-	(142)
Net Loss	$(45,863)	$(17,323)	$(63,186
Basic and Diluted Loss Per Share	$(.00)	$(.01)
Weighted Average Common Shares Outstanding	10,000,000	1,964,384

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
FOR THE PERIOD MAY 8, 2007 (INCEPTION) TO JULY 31, 2012

				Deficit
				Accumulated
	Common Stock		Additional Paid-In	During the Development
	Shares	Amount	Capital	Stage	Total
Balance , May 8, 2007	-	$-	$-	$-	$-
Balance , July 31, 2007	-	-	-	-	-
Balance , July 31, 2008	-	-	-	-	-
Balance , July 31, 2009	-	-	-	-	-
Balance , July 31, 2010	-	-	-	-	-
Common Stock Issued to Founder at $.0001
Per Share, May 1, 2011	6,500,000	650	-	-	650
Common Stock Issued to Private Investors
at $.01 Per Share, June 28 , 2011	3,500,000	350	34,650	-	35,000
Net Loss for the Year Ended July 31, 2011	-	-	-	(17,323)	(17,323)
Balance, July 31, 2011	10,000,000	1,000	34,650	(17,323)	18,327
Net Loss for the Year Ended July 31, 2012	-	-	-	(45,863)	(45,863)
Balance, July 31, 2012	10,000,000	$1,000	$34,650	$(63,186)	$(27,536)

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	For the Year Ended	For the Year Ended	For the Period May 8, 2007 (Inception) to
	July 31, 2012	July 31, 2011	July 31, 2012
Cash Flows from Operating Activities:
Net Loss	$(45,863)	$(17,323)	$(63,186)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Changes in Assets and Liabilities:
Increase in Accounts Payable	11,082	-	11,082
Net Cash Used in Operating Activities	(34,781)	(17,323)	(52,104)
Cash Flows from Investing Activities:	-	-	-
Cash Flows from Financing Activities:
Proceeds from Borrowings	17,200	-	17,200
Proceeds from Sale of Common Stock	-	35,650	35,650
Net Cash Provided by Financing Activities	17,200	35,650	52,850
Increase (Decrease) in Cash	(17,581)	18,327	746
Cash – Beginning of Period	18,327	-	-
Cash – End of Period	$746	$18,327	$746
Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -                Summary of Significant Accounting Policies

Organization

Darkstar Ventures, Inc. (“the Company”) was incorporated on May 8, 2007 under the laws of the State of Nevada.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company.  The Company intends to market and sell eco-friendly health and wellness products to the general public via the internet.  The Company has been dormant from its inception to May 1, 2011.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred.  The Company did not incur any advertising costs during the year ended July 31, 2012 and for the period May 8, 2007 (inception) to July 31, 2012.

Income Taxes

The Company accounts for income taxes using the asset and liability method, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Website Development Costs

The Company accounts for website development costs pursuant to FASB Accounting Standards Codification 350-50-25, Website Development Costs, which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of websites.  Under 350-50-25, costs related to certain website development activities are expensed as incurred (such as planning and operating stage activities).  Costs relating to certain website application and infrastructure developments are generally capitalized, and are amortized over its estimated useful life of two (2) years.  Website development costs totaling $5,000 were charged to expense during the year ended July 31, 2011.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -                Summary of Significant Accounting Policies (Continued)

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented.  Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

Research and Development

Research and development costs will be charged to expense in the period incurred.  The Company did not incur any research and development costs during the year ended July 31, 2012 and the period May 8, 2007 (inception) to July 31, 2012.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Fair Value Measurements

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact.  The guidance describes a fair value hierarchy based on the levels of inputs, or which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The Company's financial instruments include cash and equivalents and accounts payable.  These items are determined to be a Level 1 fair value measurement.

The carrying amounts of cash and equivalents and accounts payable approximates fair value because of the short maturity of these instruments.  The recorded value of long-term debt approximates its fair value as the terms and rates approximate market rates.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -                Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

Management does not believe there would have been a material effect on the accompanying financial statements had any recently issued, but not yet effective, accounting standards been adopted in the current period.

NOTE 2 -                Going Concern

The Company is a development stage company and has not commenced planned principal operations.  The Company had no revenues and incurred a net loss of $45,863 for the year ended July 31, 2012, and a net loss of $ 17,323 for the year ended July 31, 2011.  In addition, the Company had a working capital deficiency and stockholders’ deficiency of $27,536 at July 31, 2012.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof.  During the year ended July 31, 2012 the Company borrowed $17,200.  There can be no assurances that the Company will be able to raise the additional funds it requires.

NOTE 3 -                Note Payable

Note payable debt consists of the following:

Note payable, First Line Capital, LLC, bearing interest at 8% per annum and due March 31, 2013. The note allows the Company to borrow any amount in increments of up to $50,000.	$17,200

NOTE 4 -                Commitments and Contingencies

On September 1, 2011 the Company entered into a one-year consulting agreement with First Line Capital, LLC ("First Line") under which First Line will provide certain business and corporate development services to the Company for an annual consulting fee of $10,000 payable on each August 31 during the term of the agreement beginning on August 31, 2012.  The agreement will automatically renew for successive one-year terms unless terminated by either party at least 10 days prior to the end of the then current term. As of July 31, 2012 accrued consultants fees amounted to $9,167.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 -                Income Taxes

At July 31, 2012 the Company had available net-operating loss carryforwards for Federal tax purposes of approximately $63,000, which may be applied against future taxable income, if any, through 2031.  Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carryforwards.

At July 31, 2012 the Company had a deferred tax asset of approximately $22,000 representing the benefit of its net operating loss carryforwards.  The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset.  The difference between the Federal Statutory Rate of 34% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance of approximately $16,000 for the year ended July 31, 2012.

NOTE 6 -                Related Party Transactions

On November 11, 2011 the officers and directors of the Company orally agreed to lend funds to the Company in the event funds are required for the operations of the Company over the next 12 months.

NOTE 7 -                Common Stock

In May 1, 2011 the Company sold 6,500,000 shares of common stock for $650 to the Founder of the Company.

On June 28, 2011 the Company sold 3,500,000 shares of common stock for $35,000 to private investors.

NOTE 8 -                Preferred Stock

The Company’s Board of Directors may issue authorized but unissued shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitation of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEET

ASSETS
	July 31, 2012	October 31, 2012
		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$746	$973
Total Current Assets	746	973
Total Assets	$746	$973
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts Payable	$11,082	$22,562
Note Payable	17,200	19,200
Total Current Liabilities	28,282	41,762
Commitments and Contingencies
Stockholders’ Deficiency:
Preferred Stock, $.0001 par value; 5,000,000 shares authorized,
None issued and outstanding	-	-
Common Stock, $.0001 par value; 500,000,000 shares authorized,
10,000,000 shares issued and outstanding	1,000	1,000
Additional Paid-In Capital	34,650	34,650
Deficit Accumulated During the Development Stage	(63,186)	(76,439)
Total Stockholders’ Deficiency	(27,536)	(40,789)
Total Liabilities and Stockholders’ Deficiency	$746	$973

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)

			For the Period
	For the Quarter Ended		May 8, 2007 (Inception) to
	October 31,		October 31,
	2012	2011	2012
Net Revenues	$-	$-	$-
Costs and Expenses:
Professional Fees	9,938	13,854	51,304
Consulting Fees	2,500	-	11,667
Web Site Development	-	-	5,000
General and Administrative Expenses	174	-	7,685
Total Costs and Expenses	12,612	13,854	75,656
Operating Loss	(12,612)	(13,854)	(75,656)
Other Income (Expense)
Interest Expense	(641)	-	(783)
Total Other Income (Expense)	(641)	-	(783)
Net Loss	$(13,253)	$(13,854)	$(76,439)
Basic and Diluted Loss Per Share	$(.00)	$(.00)
Weighted Average Common Shares Outstanding	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE QUARTER ENDED OCTOBER 31, 2012
(UNAUDITED)

				Deficit
				Accumulated
	Common Stock		Additional Paid-In	During the Development
	Shares	Amount	Capital	Stage	Total
Balance, August 1, 2012	10,000,000	$1,000	$34,650	$(63,186)	$(27,536)
Net Loss for the Quarter Ended October 31, 2012	-	-	-	(13,253)	(13,253)
Balance, October 31, 2012	10,000,000	$1,000	$34,650	$ (76,439)	$(40,789)

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

				For the Period
	For the Quarter Ended			May 8, 2007 (Inception) to
	October 31,			October 31,
	2012		2011	2012
Cash Flows from Operating Activities:
Net Loss	$	(13,253)	$(13,854)	$(76,439)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities:
Changes in Assets and Liabilities:
Increase in Accounts Payable		11,480	4,334	22,562
Net Cash Used in Operating Activities		(1,773)	(9,520)	(53,877)
Cash Flows from Investing Activities:		-	-	-
Cash Flows from Financing Activities:
Proceeds from Borrowings		2,000	-	19,200
Proceeds from Sale of Common Stock		-	-	35,650
Net Cash Provided by Financing Activities		2,000	-	54,850
Increase (Decrease) in Cash and Cash Equivalents		227	(9,520)	973
Cash and Cash Equivalents – Beginning of Period		746	18,327	-
Cash and Cash Equivalents – End of Period		$973	$8,807	$973
Supplemental Disclosures of Cash Flow Information:
Interest Paid		$-	$-	$-
Income Taxes Paid		$-	$-	$-

The accompanying notes are an integral part of these financial statements.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 -                Organization and Basis of Presentation

Darkstar Ventures, Inc. (“the Company”) was incorporated on May 8, 2007 under the laws of the State of Nevada.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company.  The Company intends to market and sell eco-friendly health and wellness products to the general public via the internet.  The Company has selected July 31 as its fiscal year end.  The Company has been dormant from its inception to May 1, 2011.

In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. These financial statements are condensed and therefore do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These condensed financial statements should be read in conjunction with the Company’s July 31, 2012 audited financial statements and notes thereto included in the Company’s annual report on Form 10-K filed on October 22, 2012.

Results of operations for interim periods are not necessarily indicative of the results of operations for a full year.

The Company is a development stage company and has not commenced planned principal operations.  The Company had no revenues and incurred a net loss of $13,253 for the quarter ended October 31, 2012, and a net loss of $ 76,439 for the period May 8, 2007 (inception) to October 31, 2012.  In addition, the Company has a working capital and stockholders’ deficiency of $40,789 at October 31, 2012. These factors raise substantial doubt about the Company's ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying condensed financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. During the year ended July 31, 2012 the Company borrowed $17,200. During the quarter ended October 31, 2012 the Company borrowed an additional $2,000. There can be no assurances that the Company will be able to generate revenues or raise the additional funds it requires.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 -                Note Payable

Note payable consists of the following:

Note payable, First Line Capital, LLC, bearing interest at 8% per annum and due March 31, 2013. The note allows the Company to borrow any amount in increments of up to $50,000.

NOTE 3 -                Common Stock

On May 1, 2011 the Company sold 6,500,000 shares of common stock for $650 to the Founder of the Company.

On June 28, 2011 the Company concluded a private placement whereby it sold 3,500,000 shares of common stock for $35,000 to private investors.

NOTE 4 -                Preferred Stock

The Company’s Board of Directors may issue authorized but unissued shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitation of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 5 -                Commitments and Contingencies

On September 1, 2011 the Company entered into a one-year consulting agreement with First ine Capital, LLC ("First Line") under which First Line will provide certain business and corporate development services to the Company for an annual consulting fee of $10,000 payable on each August 31 during the term of the agreement beginning on August 31, 2012.  The agreement will automatically renew for successive one-year terms unless terminated by either party at least 10 days prior to the end of the then current term. As of July 31, 2012 and October 31, 2012, accrued consulting fees amounted to $9,167 and $11,667, respectively.

DARKSTAR VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 -                Related Party Transactions

On November 11, 2011 the officers and directors of the Company orally agreed to lend funds to the Company in the event funds are required for the operations of the Company over the next 12 months.

NOTE 7-                 Subsequent Events

Letter of Intent

In November 2012, the Company entered into a letter of intent (“LOI”) with Real Aesthetic, Inc. (“Real Aesthetic”), a Nevada company, to acquire all of the issued and outstanding shares of common stock in exchange for common stock of the Company. The closing of the transactions contemplated by the LOI is subject to the completion of the due diligence investigation of both parties, execution and delivery of documentation for the transaction, consents from the respective boards of directors of both companies and any third parties and the delivery of audited financial statements by Real Aesthetic. Real Aesthetic agreed not to solicit, negotiate and/or accept any other offer to acquire any of Real Aesthetic’s assets or securities or any business combination of Real Aesthetic.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate the expenses to be paid by us in connection with the offering of the Maximum Amount to be as follows.  All of the amounts shown are estimates, except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$2,500
SEC registration fee	$463.76
Legal fees and other expenses	$2,500
Total	$5,463.76

Item 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

 As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling our company we have been advised that in the opinion of the SEC such indemnification is against public policy and unenforceable.

Item 15.  RECENT SALES OF UNREGISTERED SECURITIES

In May and June 2011 we issued 3,500,000 shares of common stock to 39 investors in a private placement relying on the exemption from the registration requirements of the Securities Act provided by Regulation S and/or Section 4(2) of the Securities Act.  Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the shares and the date of the execution and delivery of the subscription agreement for such shares, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

On May  1, 2011 by action taken by our board of directors, we issued 6,500,000  shares of our common stock to Chizkyau Lapin, our President, Chief Executive Officer,Chairman, and a director.  The shares were issued in consideration for the payment of a purchase price equal to the par value of the shares, $0.0001 per share, which amounted in the aggregate to $650. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lapin was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Item 16.  EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant(1)

3.2	By-Laws of Registrant(1)

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered

10.1	Form of Regulation S Subscription Agreement (1)

10.2	Consulting Agreement, dated September 1, 2011 between the Registrant and First Line Capital LLC (2)

10.3	Affiliate Service Agreement between DarkStar Ventures, Inc and Sharesale.com, Inc.(2)

10.4	Promissory Note dated March 13, 2012 issued to First Line Capital, LLC(3)

10.5	Letter of Intent dated November 20, 2012 between DarkStar Ventures, Inc. and Real Aesthetics, Inc.

10.6	Escrow Agreement dated as of November 13, 2012 by and among DarkStar Ventures, Inc. and VStock Transfer, LLC

23.1	Consent of Wolinetz, Lafazan, and Company, P.C.

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)

(1) Filed as the corresponding exhibits to the Company’s registration statement on Form S-1 filed with the SEC on September 23, 2011.

(2) Filed as the corresponding exhibits to the Company’s registration statement on Form S-1/A filed with the SEC on November 17, 2011.

(3) Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on March 13, 2012.

Item 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused  this registration statement to be signed on its behalf by the undersigned, in the city of Jersusalem, Israel, on December 6, 2012.

DARKSTAR VENTURES, INC.

By:	/s/ Chizkyau Lapin
Chizkyau Lapin
(Chairman, President, Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive, Financial, and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chizkyau Lapin and Israel Povarsky, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

December 6, 2012	/s/ Chizkyau Lapin	Chizkyau Lapin	Chairman, President, Chief Executive Officer,
Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)
December 6, 2012	/s/ Israel Povarsky	Israel Povarsky	Secretary and Director